Exhibit 99.1

Armstrong Energy, Inc. Announces Conference Call To Review Results For The Three Months And Six Months Ended June 30, 2015

ST. LOUIS, July 24, 2015 /PRNewswire/ -- Armstrong Energy, Inc. ("Armstrong Energy") announced today that it will host a conference call with management on Friday, August 14, 2015 at 10:00 a.m. Central Time (11:00 a.m. Eastern) to review Armstrong Energy's consolidated results for the three months and six months ended June 30, 2015. A press release announcing the results will be issued on Friday, August 14, 2015 before the market opens and will be posted to Armstrong Energy's website at that time.

The toll free dial-in number to participate live on this call is (866) 364-3821. For callers outside the U.S., the number is (412) 902-4211. A replay will be available on Armstrong Energy's website, www.armstrongenergyinc.com, for approximately 30 days following the call.

About Armstrong Energy, Inc.
Armstrong Energy is a producer of low chlorine, high sulfur thermal coal from the Illinois Basin, with both surface and underground mines. Armstrong Energy controls over 563 million tons of proven and probable coal reserves in Western Kentucky and currently operates seven mines. Armstrong Energy also owns and operates three coal processing plants and river dock coal handling and rail loadout facilities which support its mining operations.

CONTACT: Richard Gist, (314) 721-8202